EXHIBIT 99.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

Jae Whan Yoo, the principal executive officer, and Lonny D. Robinson, the principal financial officer of Center Financial Corporation (“Center Financial”), certify, based on our knowledge, that:

(i) Center Financial’s compensation committee has discussed, reviewed, and evaluated with senior risk officers at least every six months during the period beginning on the later of September 14, 2009, or ninety days after the closing date of the agreement between Center Financial and Treasury and ending with the last day of Center Financial’s fiscal year containing that date (the applicable period), senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to Center Financial;

(ii) Center Financial’s compensation committee has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Center Financial, and during that same applicable period has identified any features of the employee compensation plans that pose risks to Center Financial and has limited those features to ensure that Center Financial is not unnecessarily exposed to risks;

(iii) Center Financial’s compensation committee has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of the Center Financial’s reported earnings to enhance the compensation of an employee, and has limited any such features;

(iv) Center Financial’s compensation committee will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v) Center Financial’s compensation committee will provide a narrative description of how it limited during any part of the most recently completed fiscal year that included a TARP period the features in:

(A) SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of Center Financial;

(B) Employee compensation plans that unnecessarily expose Center Financial to risks; and

(C) Employee compensation plans that could encourage the manipulation of Center Financial’s reported earnings to enhance the compensation of an employee;

(vi) Center Financial has required that bonus payments, as defined in the regulations and guidance established under Section 111 of EESA (bonus payments), of the SEOs and the 20 next most highly compensated employees be subject to a recovery or “clawback” provision during any part of the most recently completed fiscal year that was a TARP period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii) Center Financial has prohibited any golden parachute payment, as defined in the regulations and guidance established under Section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the period beginning on the later of the closing date of the agreement between Center Financial and Treasury or June 15, 2009 and ending with the last day of Center Financial’s fiscal year containing that date;

(viii) Center Financial has limited bonus payments to its applicable employees in accordance with Section 111 of EESA and the regulations and guidance established thereunder during the period beginning on the later of the closing date of the agreement between Center Financial and Treasury or June 15, 2009 and ending with the last day of Center Financial’s fiscal year containing that date;

(ix) Center Financial’s board of directors has established an excessive or luxury expenditures policy, as defined in the regulations and guidance established under Section 111 of EESA, by the later of September 14,

2009, or ninety days after the closing date of the agreement between Center Financial and Treasury; this policy has been provided to Treasury and its primary regulatory agency; Center Financial and its employees have complied with this policy during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x) Center Financial will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the period beginning on the later of the closing date of the agreement between Center Financial and Treasury or June 15, 2009 and ending with the last day of Center Financial’s fiscal year containing that date;

(xi) Center Financial will disclose the amount, nature, and justification for the offering, during the period beginning on the later of the closing date of the agreement between Center Financial and Treasury or June 15, 2009 and ending with the last day of Center Financial’s fiscal year containing that date, of any perquisites, as defined in the regulations and guidance established under Section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii) Center Financial will disclose whether Center Financial, its board of directors, or its compensation committee has engaged during the period beginning on the later of the closing date of the agreement between Center Financial and Treasury or June 15, 2009 and ending with the last day of Center Financial’s fiscal year containing that date, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii) Center Financial has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under Section 111 of EESA, to the SEOs and the next 20 most highly compensated employees during the period beginning on the later of the closing date of the agreement between Center Financial and Treasury or June 15, 2009 and ending with the last day of Center Financial’s fiscal year containing that date;

(xiv) Center Financial has substantially complied with all other requirements related to employee compensation that are provided in the agreement between Center Financial and Treasury, including any amendments;

(xv) Center Financial has submitted to Treasury a complete and accurate list of the SEOs and the 20 next most highly compensated employees for the current fiscal year and the most recently completed fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi) We understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both.

Dated: March 12, 2010	/s/ Jae Whan Yoo
Jae Whan Yoo Principal Executive Officer

/s/ Lonny D. Robinson
Lonny D. Robinson Principal Financial Officer